Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that as of November 21, 2013, each person whose signature appears below constitutes and appoints Robert S. Zuccaro, Kevin Handwerker, Diane M. LaPointe and Kieran Caterina his or her true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to the following Registration Statements: 333-136428, 333-141446, 333-148046, 333-172427, 333-126095 and 333-76748 and any related registration statement filed pursuant to Rule 462(b) of the Act and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

/s/Mario J. Gabelli
Mario J. Gabelli

/s/ Edwin L. Artzt
Edwin L. Artzt

/s/ Raymond C. Avansino, Jr.
Raymond C. Avansino, Jr.

Richard L. Bready

/s/ Eugene R. McGrath
Eugene R. McGrath

/s/Robert S. Prather, Jr.
Robert S. Prather, Jr.

/s/Elisa M. Wilson
Elisa M. Wilson

/s/Robert S. Zuccaro
Robert S. Zuccaro

/s/Kieran D. Caterina
Kieran D. Caterina

/s/ Diane M. LaPointe
Diane M. LaPointe